May 29, 1998



HMG Worldwide Corporation
475 Tenth Avenue
New York, New York 10018

        Re:  Registration Statement on Form S-3 under the Securities Act of 1933

Ladies and Gentlemen:

         In our capacity as counsel to HMG Worldwide Corporation, a Delaware corporation (the "Company"), we have been asked to render this opinion in
connection   with  a   Registration   Statement   on  Form  S-3,   being   filed
contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), covering an aggregate of 3,651,116 of Common Stock, $0.01 par value (the "Common Stock"), which have been included in the Registration Statement for the account of certain persons identified in the Registration Statement as Selling Stockholders.

         The Shares are comprised of 1,295,116 shares which have been issued to the Selling Stockholders ("Issued Shares"), 596,000 shares which are issuable upon exercise of certain warrants (the "Warrants") and 1,760,000 shares which are issuable upon conversion of certain convertible debentures (the "Debentures"), each issued to the Selling Stockholders by the Company.

         In that connection, we have examined the Certificate of Incorporation and the By-Laws of the Company, both as amended to date, the Registration Statement, corporate proceedings of the Company relating to the issuance of the Common Stock and such other instruments and documents as we have deemed relevant under the circumstances.


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         In making the aforesaid  examinations,  we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date in connection with the issuance of the Issued Shares, Debenture Shares and the Warrant Shares.

         Based upon and subject to the foregoing, we are of the opinion that:

         (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

         (2) The Issued Shares have been duly and validly authorized and issued and are fully paid and non-assessable. The Debenture Shares, when duly issued upon conversion of the Debentures, and the Warrant Shares, when duly issued upon exercise of the Warrants, will be duly and validly authorized and fully paid and non-assessable.

         We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.




                           Very truly yours,



                           PARKER DURYEE ROSOFF & HAFT





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